(Signed) Clermon DOSSOUS, Public Notary

THE GENERAL ASSEMBLY OFFICIAL REPORT OF THE CONSTITUTIONOF THE COMPANY

"GLOBAL MANUFACTURERS AND CONTRACTORS , S.A"

In the year two thousand four and on December twenty-fourth at three of clock in the afternoon. the founders of the Private Limited Company called: GLOBAL MANUFACTURERS AND CONTRACTORS, S.A" met as a constitution Assembly in compliance with article  11 of the decree law of August 28th, 1960 on the formation of and the operating of Limited Companies in order to go through the formalities. According to the attendance sheet, all the shareholders are present or represented and the Board is constituted and presided by Mr. Pluto COHEN represented by Mr. Gervais CHARLES, Attorney , according to the authentic procuration dated "The 24th of November 2004.

The President states that the statutes of the Company drawn up by act under private agreement in Port-au-Prince, on December tenth two thousand four , signed by the founding members and deposited at the office of Mr. Clermont, DOSSOUS, public Notary by Mr. Gervais CHARLES , Attorney, on the eleventh of December two thousand four.

No request about public founding was made, the shareholders themselves have fulfilled their obligations while subscribing to the totality of their shares and by releasing at least the quarter of the share capital in cash in conformity with article one of the decree of March 8th, 1984 regulating the limited companies and with a suitable subscription forms

Then the President proceeds with the reading:

1)Of a certificate issued on July sixth two thousand four by the National Bank of Credit, noting that the quarter of shares capital was deposited in an account under No.2060000151

2)Of the declaration of subscription and of payment of the quarter of the shares. noted by public actaccording to the report of the aforesaid notary on December thirteenth two thousand four.

1)To sanction the statutes, without being able to modify them ;

2)To check and recognize the validity of the declaration of subscription of the shares and payment;

3)To declare the Company definitively constituted; 4)To elect the first Board of Administrati on;

FIRST RESOLUTION

The General Assembly unanimously approves the statutes of the Company as previously prescribed by act under private agreement on December tenth two thousand four.

SECOND RESOLUTION

The General Assembly, after verification recognizes the sincerity of the declaration of subscription made subscribers, by act received on December thirteenth two thousand four , as well as the release of the totality of the share capital.

THIRD RESOLUTION

The General Assembly , considering that the conditions prescribed by law on the constitution of the Limited companies have been met; declares that the Limited company is definitively constituted.

This resolution is adopted unanimously.

FOURTH RESOLUTION

The General Assembly carries out the formation of their first Board of Adm inistration as follow:

- LEVO CORPORATION by:

Monsieur Plutarco COHEN Marie Elyane ETIENNE Myrielle DOLCE

President Secretary Treasurer

This resolution is adopted unanimously.

The agenda being exhausted, the meeting is over at four in the afternoon at the head office of the aforesaid company on the same day, month, year mentioned above. This document was drawn up based upon the forgoing and signed by the funding members.

(S): L EVO CORPORAT ION by Mr. Gervais CHARLES, Marie Elyane ETIENNE, Myrielle DOLCE.

Record in Port-au-Prince, on January Seventh two thousand five, folio... Case... of the register.... No.... civil acts; Perceived Fixed right: Prop: Stamp aimed:

General Director of recording (S): Jn. Robert Antoine.

Collated True Copy

(Signed) Me Clermont DOSSOUS

Public notary

TRANSLATION

The General Director of the office of registrar, according to request under No. 78991, certifies that the Company "LEVO CORPORATION "has been recorded in Microjacbet -253815, Folio 33917, case 2 since November 2th 1991.

The Company is in good standing. The very first shareholders are: 1- Ernesto Benjamin ARIAS

2- Gabriel Castro SUAREZ

Administrators:

1.- Plutarco COHEN

2.- Dayra Muiioz de MIGUELENA

3.- Elba Fernandez de GARCIA

Officers:

President: Plutarco COHEN

Vice President: Dayra Muiioz de MIGUELENA Treasurer: Dayra Muiioz de MIGUELENA Secretary: Elba Fernandez de GARCIA

The Company is represented by the President and by the Vice-president in case of absence of the former.

The residing agents are: Sugar , Arias, Castro, and Reyes;

The share Capital is of one hundred shares without nominal value ; Its duration is unlimited;

I ts head quarter is in Panama;

Drawn up in the city of Panama, on November 25th, 2004 at 6 of clock , 48 minutes and a second in the afternoon .

P.S.: This certificate is paid by tax on stamps with the amount of B/30.00; receipt No 789918. Certificate No: Company-606555

Date: Thursday, November 25th, 2004 "Migo" Signed by: Nilsa CHACON

The legalization service of the Ministry of Foreign affairs, duly authorizes, certifies that the affixed signature above of Nilsa CHACON B is authentic affixed on the 25th of November 2004 and corresponds to the specimen contained with the public register of Panama.

Panama, the 3rd of December 2004. Legalization No 868-CDEO 029602

Signed: Lie Jorge P. Torregroza S., person in charge of I' authentication and legalization at the Ministry of the Foreign relations.

The Ministry assumes no responsibility as for the contents of this document. Embassy of Haiti in Panama

Examined for the legalization of the signature of:

Jorge P. Torregroza S.

Title: "Subjefe" of authentication Affixed: November 251h, 2004.

I snard D. MELLON Second Secretary

(In French in the document)

Examined for the legalization of the signature of Mr. l snard D.MELLON, second Secretary of Haiti in Panama.

Affixed below:

A 1260192 Recorded under No 34865 Ministry of Foreign Affairs

Port-au-Prince, on December 20th , 2004 For the Director of the Legal affairs Fortune DORLEAN , Attorney

(In French in the document)

I, Mr. Mario DELCY, the undersigned, translator appointed by ordinance on the 14th of December 2004 from the Senior Judge of the Civil Court of Port-au-Prince certify that this translation is done to the best of my skill, in conformity with the original.

Port-au-Prince, on December 20th, 2004. (S): Mario DELCY

Recorded in Port-au-Prince, on January seventh two thousand five, folio ... case... of the register... No....civil acts; Perceived Fixed right: Prop: Stamp aimed:

General Director of recording (S): Jn. Robert ANTOI NE

Collated true copy .

(Signed)

Me Clermont DOSSOUS, Public Notary

TRANSLATION REPUBLIC OF PANAMA

Public act under number twenty one thousand four hundred thirty-six.

By virtue of which, expedition of the minutes of the Board of Adm inistration meeting of the

Company "LEVO CORPORATION", held on November 241

h,

2004, is given.

Panama, on November 24th, 2004.

In the city of Panama, Capital of the Republic of Panama and head office of the notarial jurisdi ction of the same name, on the 24th of November 2004, before me, , Doctor Benigno Vergara CARDENAS, the eighth public notary of the Jurisdiction of Panama, identified under No. seven- seventy three- five hundred and ten (7-73-510) appeared Mrs. Elba Fernandez de GARCIA , of female sex, of Panama nationality, of legal age, married, accountant and a resident of this city , identified under No. two- seventy two nine hundred and forty one (2-72-941) that I know personally as lawyer belonging to the , Sucre, Arias, & Reyes Law firm , a residing agent of the Company "LEVO CORPORATION ", registered in Microjack and 253815, film 33917,"pose 2" of the microfilm commercial section of the public register and duly authorized for this purpose, has submitted to me the minutes of the Board's Administration meeting held on the 24th of November 2004 to be kept on file.

The undersigned, Public Notary states that this document has been prepared from the minutes presented to me by MRS Veronica P. Navivi NR,of female sex, of Panama nationality ,of legal age, married,lawyer, a resident of this town, identified under No 8-263-4-13, from the Sucre, Arias and Reyes law firm. The requested minute has been written and copies will be delivered upon request from interested parties.

After reading in the presence of the witness: I daI mis Aleida de Vallarino, identified under No8-164- 337 and Jacinto hidalgo Figneroa, identified under No 2-64-656 of legal ages, residents of this town that

I personally know as being qualified for this task. She has dully acknowledged and signed this document along with the witnesses, before the notary, who attests that this act was drawn up under No -21436.

So signed : Elba Fernandez de GARCIA -.ldalmis Alcida de VALLARI NO Jacinte Figueroa Hidalgo

Beningno Vergara CARDENAS, 8th Public Notary of the jurisdiction of Panama.

Copy of the minutes of LEVO CORPORATION Board of Administration's meeting   held November 24th, 2004.

At eight of clock in the morning, on November 24th, 2004, a "LEVO CORPORATION " Board of Administration meeting was held with the Sucre, Arias & Reyes 'Cabinet located on East

48 Bella Vista, Sucre Building, Panama.

Republic of Panama. The meeting was Presided by Mr. Plutarco COHEN and Elba Fernandez de GARCIA acting Secretary, both being incumbents of the Company.

Being present or represented are: Mr. Plutarco COHEN, Elba Fernandez de GARCIA and Dayra Muiioz de MIQUELENA forming the Board of Administrati on.

The Secretary has informed the President that the quorum was Noted, it is therefore unnecessary to take into account the convocation of the meeting since of the parties have renounced to the right of being convened.

The President has declared the meeting open and stated that his purpose is to authorize the CORPORATION to invest in the creation of a Haitian Company and to give special mandate to this end.

After a short discussion and according to a proposal from Mr.

Plutarco COHEN, the followi ng resolution has been unanimously adopted.

IT HAS BEEN DECIDED

FIRSTLY:

To authorize the CORPORATION to invest in the formation of a Haitian Company called: "GLOBAL MANUFACTURERS & CONTRACTORS , S.A."

SECONDLY:

To authorize Mr. Gervais CHARLES , Attorney , to act in the name and for the Company to achieve all the acts necessary to lead to the transaction mentioned above as will be judged useful.

THIRDLY:

To authorize Mrs. Elba Fernandez de GARCIA , to appear before a Public Notary in order to have these minutes legally registered and to have this document recorded in the public register.

There was nothing more on the agenda; the meeting was closed on the same day at 9 o'clock in the morning.

Signed: The President: Plutarco COHEN

The Secretary. Elba Fernandez de GARCIA.

The Undersigned: Plutarco COHEN and Elba Fernandez de GARCIA in their respective capacity as president and secretary of LEVOCORPORATION.

Certify: That this document is the entire copy of the minutes of the meeting of the Board of Administration of the aforesaid CORPORATION held on December 24th, 2004.

Signed: Plutarco COHEN, Elba Fernandez ,

The legalization service of the Ministry of Foreign affairs duly authorized, certifies that the affixed signature above of Beningno Vergara CARDENAS is authentic as affixed on the date of November 24th, 2004 and corresponds to the specimen contained in the register of the eighth Public Notary of the Jurisdiction of Panama.

Panama, on the first of December 2004. No. 27827

Legalization No.CDEO 029602.

Signed: Lie Ernesto Lozano LOPEZ person in charge of the authentication and of the Legalization at the Ministry of Foreign relations.

The Ministry assumes no responsibility as for contents of this document.

Embassy of Haiti in Panama

Examined for Legalization of the signature of: Ernesto Lozano LOPEZ Title: Director of authentication

Affixed: November 24th, 2004.

lsnard D. MELLON Second Secretary

(In French in the document )

Examined for the Legalization of the signature of Mr. l snard D. MELLON, Second Secretary of Haiti in Panama

Affixed below A 1260192 Registered under No. 34865 Ministry of Foreign affairs

Port-au-Prince, December 20th, 2004 For the Director of the Legal affairs Fortune DORLEAN, Attorney

(In French in the document)

I, Mr. Mario DELCY, the undersigned , translator appointed by ordinance, on the date of December 14th, 2004, from the Senior Judge of the civil court of Port-au-

Prince; certify that the present translation is done to the best of my ability, and is in conformity with the original.

Port-au-Prince, December 20th, 2004

Mario, DELCY

Recorded in Port-au-Prince, on the seventh of January

2005, folio ...case... of the register ... No... of civil acts; General Director of the recording (S): Jn Robert Antoine

Collated true copy.

(Signed)

Mr. Clermont DOSSOUS

Public Notary

Kept on file and recorded , at the the Ministry of Commerce and of

Industry, two originals of the Constitutive act and the Status of the limited company called "GLOBAL MANUFACTURERS AND CONTRACTORS , S.A. "with a share capital of 200.000 .00

Gourdes . And having their head office in

Port-au-Prince. Formed in.... on....Date of the first deposit of the statutes on

... the Recording at the tax on the1/7/2005. Signature of

the Constitutive Act on... Recording at the tax Office....Final recording on the 1/17/2005 No G09  folio52.

Reg. X.

(Signed) General Director

NOTICE

The Ministry of Commerce and of Industry the General Public and particularly those interested that, in conformity the decrees of August 28th. 1960, November 11, 1968, October 10, 1979, March 8th, 1984 and of June 2nd. 1995, that the Constitutive Act and the Statutes of the Limited Company " NATIONAL AIR, S.A" have been approved under reserve and within the limits of the laws of the Republic, noted by Public act on the 16th of December 2004 according to the report from Mr. Jean-Henry CEANT, Notary in Port au Prince.

Consequently, the aforementioned Company with a Capital of one hundred thousand Gourdes (GOES 100,000) is authorized to operate under the conditions mentioned in the previous paragraph.

Port-au-Prince, January 14th, 2005

(Signed)

Danielle SAINT-LOT

Minister

Before Mr. Jean-Henry CEANT , Notary in Port -au-Prince , identified Under No. 003-000- 397-1, licensed Under No. 414424 and taxed Under No. 703092-A ; the undersigned

Translate from French to English

August 2, 2018

I hereby certify this to be a true and accurate translation of the original document written in French and for the content of which I deny any responsibility.

Margarett Dumesle Translator